Exhibit 10.18

Eastern Virginia Bankshares, Inc.
2014 Base Salaries for Executive Officers

The 2014 base salaries for Eastern Virginia Bankshares, Inc.’s executive officers are as follows: Joe A. Shearin, $330,113; Joseph H. James, Jr., $189,430; J. Adam Sothen, $144,218; James S. Thomas, $163,909; Douglas R. Taylor, $142,055; Ann-Cabell Williams, $142,055; and Bruce T. Brockwell, $137,917.